Exhibit 99.1

Ellington Financial LLC Announces Second Quarter Dividend of $0.50 Per Share
OLD GREENWICH, Conn., August 1, 2016—Ellington Financial LLC (NYSE: EFC) (the "Company") today announced that its Board of Directors has declared a dividend for the second quarter of 2016 of $0.50 per share, payable on September 15, 2016 to shareholders of record as of September 1, 2016.(1) Subject to the ultimate discretion of the Board of Directors, the Company's management expects to continue to recommend quarterly dividends of $0.50 per share until conditions warrant otherwise. At the end of each year, the Board of Directors takes into account the Company's earnings and other factors to consider whether to declare a special dividend. Periodically, management may adjust its quarterly dividend recommendation based on the Company's actual earnings, management's assessment of the Company's long-term earnings prospects, and other factors. The declaration and amount of future dividends remain at the discretion of the Board of Directors.
(1) For U.S. federal income tax purposes, the second quarter 2016 dividend will be treated as a capital distribution to shareholders of record as of September 1, 2016. In computing their 2016 U.S. federal taxable income, U.S. shareholders will generally be required to take into account their allocable share of the Company's taxable income as reported to them on their 2016 Schedules K-1.
For tax withholding purposes, the distribution consists of the following components:

Amount of Dividend
Interest Income (U.S.) that Qualifies for the Portfolio Interest Exception (1)	$0.4817
Other Interest Income (2)	$0.0057
U.S. Dividend Income (2)	$0.0126
Total Distribution Per Unit (3)	$0.5000

(1)	As described in §871 (h) of the Internal Revenue Code (“the Code”).

(2)	Subject to withholding under §1441 of the Code.

(3)
No portion of this distribution represents income effectively connected with a U.S. trade or business. Notwithstanding the foregoing, some portion of future dividends may represent income effectively connected with a U.S. trade or business.

The Company does not provide advice on tax matters to its shareholders or to broker/nominees who hold the Company's shares on behalf of their customers. The information above is provided for informational purposes only, is subject to change as more definitive information is obtained by the Company, and does not constitute tax advice. Non-U.S. holders of the Company's common shares and broker/nominees who hold shares on behalf of such holders are strongly urged to consult with their own tax advisors with regard to the U.S. federal income tax consequences of the dividends paid by the Company. This information is not intended to, and cannot, be used by any taxpayer to avoid penalties that may be imposed under U.S. federal income tax law.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include statements regarding the Company's intended dividend policy. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940 and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K filed on March 11, 2016, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ellington Financial LLC
Ellington Financial LLC is a specialty finance company that primarily acquires and manages mortgage-related assets, including residential mortgage-backed securities, residential mortgage loans, commercial mortgage-backed securities, commercial mortgage loans and other commercial real estate debt, real property, and mortgage-related derivatives. The Company also invests in corporate debt and equity securities, collateralized loan obligations, consumer loans and asset-backed securities backed by consumer and commercial assets, non-mortgage-related derivatives and other financial assets, including private debt and equity investments in mortgage-related entities. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.